UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2010

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1200 Route 22 East, Suite 2000
Bridgewater, NJ 08807
(Address of principal executive offices) (Zip Code)

(908) 203-4641
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

          On June 23, 2009, the Securities and Exchange Commission (the “Commission”) declared effective the Registration Statement on Form S-3 (File No. 333-159485) of NovaDel Pharma Inc., a Delaware corporation (the “Company”), filed on May 26, 2009 with the Commission and amended on June 15, 2009 (the “Registration Statement”). The Registration Statement permits the Company to issue, in one or more offerings, shares of common stock, preferred stock, warrants or debt securities at an aggregate initial offering price not to exceed $10,500,000.

          On March 31, 2010, the Company issued a press release announcing that it will raise approximately $1.5 million in gross proceeds, before deducting placement agents’ fees and other estimated offering expenses, in a registered direct offering of 9,100,001 shares of common stock, par value $0.001 per share, of the Company (the “Common Shares”), five year warrants (the “Series A Warrants”) to purchase 4,550,001 shares of Common Stock with an exercise price of $0.25 per share and six month warrants (the “Series B Warrants”, together with the Series A Warrants, the “Warrants”) to purchase 3,033,334 shares of Common Stock (the shares underlying the Warrants, the “Warrant Shares”, together with the Common Shares and Warrants, the “Securities”) with an exercise price of $0.25 per share (the “Offering”). The sale of the Securities is registered on the Registration Statement, and the Offering will close on March 31, 2010. One investor will purchase the Securities with a full recourse promissory note, which will be due 15 calendar days after the date of the closing. This promissory note will be secured by a pledge of certain shares of the Company’s common stock held by such investor, and the value of such common stock exceeds the amount of such promissory note.

          The Securities were offered and will be sold pursuant to a securities purchase agreement, dated March 31, 2010 (the “Securities Purchase Agreement”), among the Company and the investors set forth therein. In Section 3(tt) of the Securities Purchase Agreement, the Company made representations with respect to its Annual Report on Form 10-K for the fiscal year ending December 31, 2009, which will be filed later today.

          The Warrants issued in connection with the Offering contain full ratchet anti-dilution protection upon the issuance of any common stock, securities convertible into Common Stock, or certain other issuances at a price below the then-existing exercise price, with certain exceptions. Certain Warrants contain limitations that prevent the holder of such Warrants from acquiring shares upon exercise that would result in the number of shares beneficially owned by it and its affiliates to exceed 4.99% of the Company’s Common Stock (which limit, with respect to certain holders, may be raised to 9.99% upon the request of such holder). In addition, upon certain changes in control of the Company, the holder of a Warrant can elect to receive cash equal to the Black-Scholes value of the outstanding Warrants.

          Chardan Capital Markets, LLC (“Chardan”) acted as the exclusive placement agent for the Offering. On March 31, 2010, the Company executed a placement agent agreement (the “Placement Agent Agreement”) by and between the Company and Chardan. The Company will pay the placement agent an aggregate fee equal to 6% of the gross proceeds of the Offering equal to approximately $90,000, plus the placement agent’s actual out of pocket expenses incurred in the Offering.

          The net offering proceeds to the Company from the sale of the Common Stock and Warrants, after deducting the placement agent fees of approximately $90,000 and other estimated offering expenses payable by the Company of approximately $30,000, are expected to be approximately $1,381,000.

          The Form of Securities Purchase Agreement, the Form of Series A Warrants, the Form of the Series B Warrants and the Form of Placement Agent Agreement used in connection with the Offering are filed as exhibits to this Current Report on Form 8-K and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Form of Securities Purchase Agreement, the Form of Series A Warrants, the Form of the Series B Warrants and Form of Placement Agent Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

          The Company’s press release announcing the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

          On March 26, 2010, the Company entered into a termination agreement (the “Termination Agreement”) with Seaside 88, LP (“Seaside”) whereby the parties agreed to mutually terminate the Common Stock Purchase Agreement, dated June 26, 2009, between the Company and Seaside 88, LP (the “Purchase Agreement”) with no further obligations. Upon the filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2009, the Company would no longer be eligible to use the Registration Statement covering the sale of shares under the Purchase Agreement. The parties agreed to enter into the Termination Agreement because the Company would no longer be able to provide Seaside with registered shares after such filing date and Seaside was not willing to purchase unregistered shares at future closings as required by the Purchase Agreement. The Company has not incurred any early termination penalties and there are no further obligations outstanding under the Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Form of Placement Agent Agreement, dated March 31, 2010, between NovaDel Pharma Inc. and Chardan Capital Markets, LLC as placement agent

4.1	Form of Series A Warrants

4.2	Form of Series B Warrants

5.1	Opinion of Morgan, Lewis & Bockius LLP

10.1	Form of Securities Purchase Agreement, dated March 31, 2010, among NovaDel Pharma Inc. and the investors set forth therein

10.2	Termination Agreement, dated March 26, 2010, between NovaDel Pharma Inc. and Seaside 88, LP

23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1 above)

99.1	Press release of NovaDel Pharma Inc. dated March 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

/s/ Steven B. Ratoff

	Name:	Steven B. Ratoff
	Title:	President and Chief Executive Officer, Interim Chief Financial Officer and Secretary

Date: March 31, 2010